UNITED STATES

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The following is an article that was published by The Deal on March 4, 2022.

Curtiss-Wright Pressed for Divestitures
By Ronald Orol

March 04, 2022 10:57 AM

Saddle Point Management wants the defense technology company to sell noncore industrial assets, but a banker isn’t sure the strategy makes sense.

On Wednesday, March 2, Curtiss-Wright Corp. (CW) disclosed that activist Saddle Point Management LP privately nominated a minority slate of four dissident director candidates to the conglomerate’s 10-person board.

The 0.3% stakeholder wants the defense naval components and electronics systems company to divest noncore industrial businesses, including an operation that produces wheelchair control systems, so it can focus on its defense business, including propulsion systems for submarines and defense electronics systems, a source said.

In a statement, Davidson, N.C.-based Curtiss-Wright said it regularly reviews its business portfolio with a view to enhance stockholder value, adding that it believes its “combined portfolio” is a “key differentiator” and that going forward more of its business will have a defense focus. Six of its last seven acquisitions, including its $240 million January agreement to purchase Safran Aerosystems Arresting Co., were defense oriented, it added.

Curtiss-Wright projected its aerospace and industrial segment would produce $805 million to $825 million in revenue in 2022, and roughly half of that revenue is produced by its industrial businesses. The industrial businesses produce vehicle components, industrial automation technology and surface treatments, which also have applications across commercial and defense aerospace.

A spokesman noted that Curtiss-Wright’s portfolio comprises products and technologies developed and manufactured in common locations and sold across multiple markets. He added that there are many synergies between the industrial, power and defense businesses, adding that, for example, the electrification technology for industrial vehicles has crossover applications for defense purposes.

Michael Urfirer, CEO of investment bank Stone Key Group LLC, said he is skeptical of how a divestiture of a variety of industrial businesses representing a small percentage of Curtiss-Wright’s revenue would have a major effect on creating shareholder value.

“It is a lot of work, especially if you have very different buyers for the various businesses such that you can't easily package them together in any logical way,” he said. “It is an enormous effort and a big distraction for management with a minimal return.”

Delaware-incorporated Curtiss-Wright has a newish CEO. Lynn Bamford took over as Curtiss-Wright’s first female CEO in 2021.

Urfirer added that Curtiss-Wright has been undervalued, though its share price has been improving “given the strong performance under the new CEO, while the company is strategically expanding its defense business, which makes a lot sense in this environment.”

He noted that if, as it appears, Curtiss-Wright is transitioning its business through acquisitions to focus more on defense then at some point it might make sense to selectively divest noncore industrial businesses, in a measured, nonhurried way, to pay down debt related to those acquisitions.

According to a Wednesday securities filing, Saddle Point submitted a nonbinding proposal to have a strategic review committee consider “long-range” strategy and disposal of noncore assets. Curtiss-Wright urged investors to oppose it, insisting that it is already focused on shareholder value through acquisitions and synergies.

Another Saddle Point proposal urges the company to ensure 40% of its board has a "high degree of financial literacy," but Curtiss-Wright said its board already meets the standard.

Saddle Point’s founder, Roy Katzovicz, who previously worked with Pershing Square Capital Management LP’s

Bill Ackman as a partner, has some experience with activism. For example, Saddle Point settled with Stericycle Inc. (SRCL) in 2020 to add two activist-backed candidates.

Moelis & Co. LLC and Simpson Thacher & Bartlett LLP are providing financial and legal advice to Curtiss-Wright, respectively.

Important Stockholder Information and Where You Can Find It

The Company has filed a preliminary proxy statement and form of WHITE proxy card with the SEC in connection with the solicitation of proxies for the Annual Meeting (the “Preliminary Proxy Statement”). Details concerning the nominees of the Company’s Board for election at the Annual Meeting are included in the Preliminary Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC BY THE COMPANY, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT, ANY SUPPLEMENTS THERETO AND THE ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders are able to obtain a copy of the Preliminary Proxy Statement and other documents filed by the Company free of charge from the SEC’s website at www.sec.gov. Copies will also be available free of charge on the Company’s website at www.curtisswright.com.

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This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to: (a) projections of or statements regarding return on investment, future earnings, interest income, sales, volume, other income, earnings or loss per share, growth prospects, capital structure, liquidity requirements and other financial terms, (b) statements of plans and objectives of management, (c) statements of future economic performance and potential impacts from COVID-19, including the impacts to supply and demand, and measures taken by governments and private industry in response, (d) the effect of laws, rules, regulations, new accounting pronouncements, and outstanding litigation on the Company’s business and future performance, and (e) statements of assumptions, such as economic conditions underlying other statements. Such forward-looking statements can be identified by the use of forward-looking terminology such as “anticipates,” “believes,” “continue,” “could,” “estimate,” “expects,” “intend,” “may,” “might,” “outlook,” “potential,” “predict,” “should,” “will,” as well as the negative of any of the foregoing or variations of such terms or comparable terminology, or by discussion of strategy. No assurance may be given that the future results described by the forward-looking statements will be achieved. While the Company believes these forward-looking statements are reasonable, they are only predictions and are subject to known and unknown risks, uncertainties, and other factors, many of which are beyond the Company’s control, which could cause actual results, performance, or achievement to differ materially from anticipated future results, performance, or achievement expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, a reduction in anticipated orders, an economic downturn, changes in the competitive marketplace and/or customer requirements, a change in government spending, an inability to perform customer contracts at anticipated cost levels, the impact of a global pandemic or national epidemic, other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies, and the occurrence of any event, change or other circumstances that could give rise to disruption to the Company’s stock price, and the costs, fees, expenses and charges related to, and the distraction of management’s attention in connection with, any proxy contest or other stockholder related or similar matters, as well as those described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, prior and future filings with the SEC and other written and oral statements made or released by the Company. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. These forward-looking statements speak only as of the date of this filing, and the Company assumes no obligation to update forward-looking statements to reflect actual results or changes in or additions to the factors affecting such forward-looking statements after the date of this filing.

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This communication does not constitute a solicitation of any vote or approval in connection with the Annual Meeting. Nonetheless, the Company, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the Annual Meeting. Information regarding the Company’s directors and executive officers is available in the Preliminary Proxy Statement filed with the SEC on March 2, 2022 and the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 24, 2022. To the extent holdings of the Company’s securities by such participants reported in the Preliminary Proxy Statement or the Form 10-K have changed, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3, Statements of Change in Ownership on Form 4 or Annual Statements of Changes in Beneficial Ownership on Form 5 filed with the SEC. These documents are or will be available free of charge at the SEC’s website at www.sec.gov.